EXHIBIT 7.01

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Shares (including Class A Shares represented by ADSs) of eHi Car Services Limited and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

Dated: March 5, 2018

BPEA Teamsport Limited

By:	/s/ Kirti Ram Hariharan
Name:	Kirti Ram Hariharan
Title:	Director

BPEA Teamsport Holdings Limited

By:	/s/ Kirti Ram Hariharan
Name:	Kirti Ram Hariharan
Title:	Director

The Baring Asia Private Equity Fund VI, L.P.1

By: Baring Private Equity Asia GP VI, L.P. acting as its general partner

By: Baring Private Equity Asia GP VI Limited acting as its general partner

By:	/s/ Tek Yok Hua
Name:	Tek Yok Hua
Title:	Director

The Baring Asia Private Equity Fund VI, L.P.2

By: Baring Private Equity Asia GP VI, L.P. acting as its general partner

By: Baring Private Equity Asia GP VI Limited acting as its general partner

By:	/s/ Tek Yok Hua
Name:	Tek Yok Hua
Title:	Director

The Baring Asia Private Equity Fund VI Co-Investment L.P.

By: Baring Private Equity Asia GP VI, L.P. acting as its general partner

By: Baring Private Equity Asia GP VI Limited acting as its general partner

By:	/s/ Tek Yok Hua
Name:	Tek Yok Hua
Title:	Director

Baring Private Equity Asia GP VI, L.P.

By: Baring Private Equity Asia GP VI Limited acting as its general partner

By:	/s/ Tek Yok Hua
Name:	Tek Yok Hua
Title:	Director

Baring Private Equity Asia GP VI Limited

By:	/s/ Tek Yok Hua
Name:	Tek Yok Hua
Title:	Director

/s/ Jean Eric Salata
Jean Eric Salata